Exhibit 99.1

BSD Medical Corporation Outlines Strategy and Revenue Targets for Microwave Ablation Solutions

Investor & Analyst Conference Call Scheduled for Thursday, January 15 at 2:00 p.m. Eastern Time/12:00 p.m. Mountain Time; RSVP Required

Salt Lake City – January 12, 2015 – BSD Medical Corporation (NASDAQ:BSDM) (Company or BSD), a leading provider of medical systems that utilize heat therapy to treat cancer, today announced its strategic plans and initial revenue targets for the upcoming three-year period. The announcement was made in advance of investor and analyst meetings BSD management is holding this week in the San Francisco Bay Area, concluding with an Investor & Analyst Update Call on Thursday, January 15, 2015 at 2:00 p.m. Eastern time/12:00 p.m. Mountain time. A copy of the material presented may be found in the Investor Relations section on the Company’s website.

“Since joining BSD in November, I have made some initial observations based on extensive meetings with customers, employees, and physicians that have informed our strategic plan for the next several years,” said Clint Carnell, CEO of BSD Medical. “What’s clear to me is that BSD is an established leader in groundbreaking medical systems to treat cancer with heat therapy, and the MicroThermX® system is the leading microwave ablation technology. However, the Company’s dual focus on hyperthermia and microwave ablation since 2010 has diluted our ability to effectively market, sell, and invest in the commercial success of both businesses. Success in Life Sciences requires an evidence-based approach coupled with top line sales growth through customer adoption – and in order for BSD to be successful, we need to focus on microwave ablation. In 2015, we intend to focus on successfully exiting our hyperthermia business, and implementing a strategic plan that is exclusively focused on our highest return opportunity – the disruptive, high-growth microwave ablation market.

“Our focus on ablation will involve: 1) P2P (peer-to-peer) marketing including rebranding, strategic partnerships with leading teaching hospitals, scientific advisory, clinical trial support and patient advocacy; 2) speed of innovation with a 24-month product roadmap; and 3) aggressive and highly disciplined sales execution,” Carnell continued. “Our goals in 2015 can be measured by meeting a minimum targeted treatment rate of one case per week with our current commercial sales team. This would translate to microwave ablation revenues of $3.5 million to $5.0 million in 2015, and year-over-year growth of 100% in each consecutive year beginning in calendar year 2016. Our microwave ablation gross margin goal for the three-year period is 65% to 75%.”

Investor & Analyst Conference Call and Webcast
Date: Thursday, January 15, 2015
Time: 2:00 p.m. Eastern time/12:00 p.m. Mountain time

Individuals interested in listening to the conference call may do so by visiting the Investor Relations section of the Company's website at www.BSDMedical.com or by dialing 800.860.2442 from the United States, or 412.858.4600 from outside the United States, and referencing “BSD Medical.” We request that you RSVP to the conference call by emailing tross@finprofiles.com before 4:00 p.m. Eastern time on Tuesday, January 13, 2015.

A telephone replay will be available through January 22, 2015, by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10057961. A webcast replay will be available for 90 days.

About BSD Medical Corporation
BSD Medical Corporation develops, manufactures, markets and services systems to treat cancer and benign diseases using heat therapy, which is delivered using focused radiofrequency (RF) and microwave energy. BSD’s product lines include both hyperthermia and ablation treatment systems. BSD’s MicroThermX® microwave ablation system has been developed as a stand-alone therapy to employ precision-guided microwave energy to ablate (destroy) soft tissue. The Company has developed extensive intellectual property, multiple products in the market and established distribution in the United States, Europe and Asia. Certain of the Company’s products have received regulatory approvals and clearances in the United States, Europe and China.
For further information visit BSD Medical's website at www.BSDMedical.com.

Forward-Looking Statements
Statements contained in this press release that are not historical facts, including statements relating to our 2015 and other future plans, our target treatment rate, and financial performance relating to microwave ablation are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the market demand for our MicroThermX products and the regulatory requirements we face. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.

Contact
Tricia Ross
Financial Profiles
310-622-8226
tross@finprofiles.com